Exhibit 99.2

COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Balance Sheet

September 30, 2008
(unaudited)

ASSETS
(in thousands)

Current assets
Cash and cash equivalents	$146
Accounts receivable, net of allowance for doubtful accounts of $1,223	4,123
Materials and supplies	219
Prepaid expenses and other current assets	377
Total current assets	4,865

Property, plant and equipment, net	22,284
Deferred financing costs, net	1,354
Intangible assets, net	9,552
Covenants not to compete, net	2
Goodwill	42,718
Other assets	841

Total assets	$81,616

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COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Balance Sheet

September 30, 2008
(unaudited)

LIABILITIES AND STOCKHOLDER'S EQUITY
(in thousands)

Current liabilities
Current portion of long-term debt	$2,200
Borrowings under revolving credit	1,500
Accounts payable	1,142
Accrued expenses and other current liabilities	1,793
Total current liabilities	6,635

Long-term debt, net of current portion	62,597
Deferred income taxes, net	2,417
Fair value of interest rate swap	1,473
Other liabilities	23
Total liabilities	73,145

Stockholder's equity

Granby Holdings, Inc. Common stock, $.01 par value - 1,000 shares authorized, 100 issued and outstanding
Pine Tree Holdings, Inc. Common stock, $.01 par value - 4,000 shares authorized, 200 issued and outstanding
War Holdings, Inc. Common stock, $.01 par value - 1,000 shares authorized, 100 issued and outstanding	—

Capital contributions from Parent	14,775
Accumulated deficit	(108)
14,667

Amounts due from affiliates	(6,196)

Total stockholder's equity	8,471

Total liabilities and stockholder's equity	$81,616

COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Statements of Operations

For the Nine Months Ended September 30, 2008 and September 30, 2007
(unaudited)

(in thousands)

	2008	2007
Operating revenues
Local service	$11,683	$10,943
Access service	6,995	6,869
Toll	2,220	2,140
Online services	1,811	1,832
Other	1,851	1,760
Total operating revenues	24,560	23,544

Operating expenses
Cost of access and goods sold	5,054	4,163
Plant operations	3,656	3,170
Depreciation and amortization	3,601	4,109
Customer operations	1,511	1,414
Corporate operations	1,322	1,296
Marketing and sales	944	589
General and administrative	3,118	2,371
Total operating expenses	19,206	17,112

Income from operations	5,354	6,432

Interest expense	(5,640)	(5,469)
Other income, net	67	58

(Loss) income from operations before income taxes	(219)	1,021

Income tax (benefit) provision	(88)	407

Net (loss) income	$(131)	$614

COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

 Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2008 and September 30, 2007
(unaudited)

(in thousands)

	2008	2007

Cash flows from operating activities
Net (loss) income	$(131)	$614
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	3,601	4,109
Amortization of deferred financing costs	217	142
Deferred income taxes	(67)	408
Noncash patronage dividends	(67)	(67)
Noncash interest rate swap	119	58

Decrease (increase) in
Accounts receivable	447	572
Materials and supplies	16	(37)
Prepaid expenses and other current assets	(223)	(263)
Other assets	—	11
Decrease in
Accounts payable	(191)	(137)
Accrued expenses and other current liabilities	(769)	(145)
Other liabilities	—	(11)

Net cash provided by operating activities	2,952	5,254

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COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Statements of Cash Flows (Concluded)

For the Nine Months Ended September 30, 2008 and September 30, 2007
(unaudited)

(in thousands)

	2008	2007
Cash flows from investing activities
Capital expenditures	(1,799)	(2,274)

Net cash used by investing activities	(1,799)	(2,274)

Cash flows from financing activities
Principal payments on long-term debt	(1,650)	(1,159)
Borrowings under revolving credit	1,500	—
Payments on capital leases	—	(169)
Dividend to parent	(530)	—
Advances to affiliates	(338)	(1,818)

Net cash used by financing activities	(1,018)	(3,146)

Net increase (decrease) in cash	135	(166)

Cash beginning of year	11	197

Cash, end of period	$146	$31

COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

NOTES TO COMBINED FINANCIAL INFORMATION

(unaudited)
(financial data in thousands)

1.	Basis of Presentation
The accompanying unaudited combined financial information (CFI) has been prepared in contemplation of the sale of the Companies as described in Note 4 and includes the historical basis of assets and liabilities and historical results of operations of the Companies, which are wholly-owned subsidiaries of the Parent. The CFI has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with  Article 10 of Regulation S-X. Accordingly, it does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  All material intercompany transactions and balances have been eliminated.  Intercompany transactions shown in the CFI are balances carried with the Parent or its affiliate subsidiary.

2.	Long Term Debt and Notes Payable
During the nine month period ended September 30, 2008, the Companies borrowed up to $2,000 under the Revolving Credit facility. The outstanding balance, net of repayments, was $1,500 at September 30, 2008.

3.	Recent Accounting Pronouncement
Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). In February 2008, the Financial Accounting Standards Board (“FASB”) issued a staff position (FSP 157-2) that delays the effective date of SFAS 157 for all non-financial assets and liabilities except those recognized or disclosed at least annually. Therefore, the Company has adopted the provisions of SFAS 157 with respect to its financial assets and liabilities only. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs. The standard describes a fair value hierarchy utilizing three levels of input. The first two levels are considered observable and the third, unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Inputs other than Level 1 that are directly or indirectly observable, such as quoted prices for similar assets or liabilities or quoted prices in markets which are not active. The inputs are generally observable or can be corroborated in observable markets.
Level 3 – Unobservable inputs where there is little or no market activity to support valuation.

The adoption of SFAS 157 did not have a material impact on the combined financial information.

COMBINED INTERIM FINANCIAL INFORMATION OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

NOTES TO COMBINED FINANCIAL INFORMATION

(unaudited)
(financial data in thousands)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“SFAS 159”). Under SFAS 159, a company may elect to measure many eligible financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Company did not elect to adopt the fair value option under SFAS 159 for any items during the nine months ended September 30, 2008.

4.	Subsequent Events
On August 7, 2008, the Parent signed a definitive agreement to sell all of the outstanding stock in the Companies to Otelco, Inc., a publicly traded telecommunications company headquartered in Alabama, for approximately $101,000. The transaction closed on October 31, 2008.

On January 16, 2008, The Granby Telephone & Telegraph Company (the subsidiary of Granby Holdings, Inc.) was notified by the Universal Administrative Company (“USAC”) that it had been randomly selected for an examination of compliance with FCC rules in relation to disbursements received as a beneficiary of the High Cost Program of the Universal Service Fund. Granby was informed that the examination would be performed under the direction of the Office of the Inspector General (“OIG”) of the FCC by an outside audit firm and would cover disbursements received during the period July 1, 2006 through June 30, 2007. Examination procedures commenced on February 18, 2008 by the audit firm; however, the firm subsequently withdrew from the engagement without comment and the results of the examination are unknown at this time.